                               EXHIBIT 23(H)(5)A.

                    AMENDMENT TO EXPENSE LIMITATION AGREEMENT

                AMENDMENT TO EXPENSE LIMITATION AGREEMENT BETWEEN
                   TRANSAMERICA INVESTMENT MANAGEMENT, LLC AND
                          TRANSAMERICA INVESTORS, INC.

THIS AMENDMENT is made as of May 1, 2007 to the Expense Limitation Agreement dated May 1, 2005, between Transamerica Investment Management, LLC and Transamerica Investors, Inc.

In consideration of the mutual covenants contained herein, the parties agree as follows:

     Section 2 entitled "REIMBURSEMENT OF FEE WAIVERS AND EXPENSE
     REIMBURSEMENTS." is hereby deleted.

     SCHEDULE A. Effective May 1, 2007, Schedule A to the Expense Limitation Agreement dated May 1, 2005 is replaced as follows:

                                   SCHEDULE A

                          TRANSAMERICA INVESTORS, INC.
                     ON BEHALF OF TRANSAMERICA PREMIER FUNDS

                              EFFECTIVE MAY 1, 2007

                         TRANSAMERICA PREMIER FOCUS FUND
                        TRANSAMERICA PREMIER EQUITY FUND
                 TRANSAMERICA PREMIER GROWTH OPPORTUNITIES FUND
                       TRANSAMERICA PREMIER BALANCED FUND
                    TRANSAMERICA PREMIER HIGH YIELD BOND FUND
                     TRANSAMERICA PREMIER CASH RESERVE FUND
                  TRANSAMERICA PREMIER DIVERSIFIED EQUITY FUND
                 TRANSAMERICA PREMIER INSTITUTIONAL EQUITY FUND
                  TRANSAMERICA PREMIER INSTITUTIONAL BOND FUND
             TRANSAMERICA PREMIER INSTITUTIONAL SMALL CAP VALUE FUND
           TRANSAMERICA PREMIER INSTITUTIONAL DIVERSIFIED EQUITY FUND

     SCHEDULE B. Effective May 1, 2007, Schedule B to the Expense Limitation Agreement dated May 1, 2005 is replaced as follows:

                                   SCHEDULE B
                            OPERATING EXPENSE LIMITS

                              EFFECTIVE MAY 1, 2007

                                        MAXIMUM
                                       OPERATING
                                        EXPENSE
                                       LIMIT (AS
                                     A PERCENTAGE     DATE ON WHICH
                                      OF AVERAGE    OPERATING EXPENSE
           NAME OF FUND               NET ASSETS     LIMIT TERMINATES
           ------------              ------------   -----------------
TRANSAMERICA PREMIER FOCUS FUND          1.40%        April 30, 2016
TRANSAMERICA PREMIER EQUITY FUND         1.15%        April 30, 2015
TRANSAMERICA PREMIER GROWTH
   OPPORTUNITIES FUND                    1.40%        April 30, 2016
TRANSAMERICA PREMIER BALANCED FUND       1.10%        April 30, 2015
TRANSAMERICA PREMIER HIGH YIELD
   BOND FUND (INVESTOR CLASS)            0.90%        April 30, 2016
TRANSAMERICA PREMIER HIGH YIELD
   BOND FUND (INSTITUTIONAL CLASS)       0.65%        April 30, 2016
TRANSAMERICA PREMIER CASH RESERVE
   FUND                                  0.25%        April 30, 2016
TRANSAMERICA PREMIER DIVERSIFIED
   EQUITY FUND                           1.15%        April 30, 2015
TRANSAMERICA PREMIER INSTITUTIONAL
   EQUITY FUND                           0.75%        April 30, 2016
TRANSAMERICA PREMIER INSTITUTIONAL
   BOND FUND                             0.45%        April 30, 2008
TRANSAMERICA PREMIER INSTITUTIONAL
   SMALL CAP VALUE FUND                  0.85%        April 30, 2008
TRANSAMERICA PREMIER INSTITUTIONAL
   DIVERSIFIED EQUITY FUND               0.75%        April 30, 2008

In all other respects, the Expense Limitation Agreement dated May 1, 2005 is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of May 1, 2007.

                                        TRANSAMERICA INVESTORS, INC.


                                        By:
                                            ------------------------------------
                                        Name: Dennis P. Gallagher
                                        Title: Vice President and Secretary


                                        TRANSAMERICA INVESTMENT MANAGEMENT, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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